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                                                                    EXHIBIT 99.2

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; including, the Company's most recent Form 10-K and the cautionary statements contained in Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.